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                          CAREER EDUCATION CORPORATION.
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                (Name of Registrant as Specified in Its Charter)

                                 BOSTIC R STEVEN
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Steve Bostic issued the following press release on May 9, 2006:

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FOR IMMEDIATE RELEASE

         Career Education Corporation Fails Yet Another Regulatory Audit

SEA ISLAND, GA, May 9, 2006 -- Steve Bostic, the beneficial owner of approximately 1% of the outstanding stock of Career Education Corporation (NASDAQ: CECO), today made the following statement:

"In their 2005 Annual Report to stockholders, Jack Larson's management team stated that "Career Education Corporation is a global leader in the field of for-profit postsecondary education." Not so, says the United Kingdom's Quality Assurance Agency. As recently reported in The London Times Higher Education Supplement, ("American Intercontinental First To Fail New Qaa Audit", The London Times Higher Education Supplement (U.K.), April 30, 2006) American InterContinental University, London is the first university to fail a routine inspection by the QAA since the agency was set up in 1997."

The QAA found "alarmingly low" standards of student achievement and "misleading" marketing claims at AIU London and went on to state, "At present, no confidence can be placed in the soundness of AIU London's management of the quality of its programmes."

Mr. Bostic added, "Career Education's management continues to conceal a systemic breakdown of integrity and accountability behind a veneer of upbeat rhetoric. AIU's failure of the QAA audit is simply the most recent symptom of the virus that is infecting CEC, a virus that goes all the way to the top. It is time for some good old-fashioned oversight by a board of directors, and this company isn't going to do that on its own. In its recent report, Institutional Stockholder Services (ISS) recommended that stockholders vote in favor of my fellow nominees and I at CEC's upcoming annual meeting and indicated that additional oversight was exactly what we would bring to the board."

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